As filed with the Securities and Exchange Commission on May 29, 2002

Registration No. 333-63784

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SANGSTAT MEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3076-069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6300 Dumbarton Circle Fremont, California 94555
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

SANGSTAT MEDICAL CORPORATION 1993 Stock Option Plan
(Full Title of the Plan)

Stephen G. Dance SangStat Medical Corporation 6300 Dumbarton Circle Fremont, California 94555 (510) 789-4300
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Gregory C. Smith Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500

EXPLANATORY NOTE

SangStat Medical Corporation, a Delaware corporation (the “Registrant”), filed Registration Statements on Forms S-8 on June 25, 2001 (file no. 333-63784), January 12, 2000 (file no. 333-94555), September 14, 1998 (file no. 333-63345), May 20, 1998 (file no. 333-53181), December 8, 1995 (file no. 033-80155) and April 4, 1994 (file no. 033-77300) to register shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), for offer or sale pursuant to the SangStat Medical Corporation 1993 Stock Option Plan (the “1993 Plan”).  The Registrant adopted a new stock option plan, the SangStat Medical Corporation 2002 Stock Option Plan (the “2002 Plan”), on March 6, 2002.

Upon stockholder approval of the 2002 Plan on May 14, 2002, the 1993 Plan terminated, and shares that were available for grant under the 1993 Plan immediately prior to the termination of the 1993 Plan became available for issuance under the 2002 Plan.  In addition, if the outstanding awards granted under the 1993 Plan expire or otherwise terminate without being exercised, or if any shares of Common Stock are surrendered, or are repurchased by the Registrant, in connection with any outstanding awards granted under the 1993 Plan, the shares subject to such awards and the surrendered or repurchased shares will be available for issuance under the 2002 Plan.

Accordingly, by this Post-Effective Amendment No. 1, the Registrant hereby deregisters 400,000 shares of Common Stock covered by this Registration Statement (the “Carried Forward Shares”).  Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for offer or sale pursuant to the 2002 Plan, including but not limited to the Carried Forward Shares.  In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 1 is hereby filed (i) to reallocate the Carried Forward Shares from the 1993 Plan to the 2002 Plan, and (ii) to carry over the registration fees paid for the Carried Forward Shares from this Registration Statement on Form S-8 filed for the 1993 Plan, to the Registration Statement on Form S-8 for the 2002 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

Item 8.	Exhibits

Exhibit Number	Description

24.1	Power of Attorney (filed as Exhibit 24 to the Registrant’s Registration Statement on Form S-8 (file no. 333-63784), and incorporated herein by reference).

SANGSTAT MEDICAL CORPORATION

REGISTRATION STATEMENT ON FORM S–8

INDEX TO EXHIBITS

Exhibit Number	Documents

24.1	Power of Attorney (filed as Exhibit 24 to the Registrant’s Registration Statement on Form S-8 (file no. 333-63784), and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on this 29th day of May, 2002.

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance
Name:	Stephen G. Dance
Title:	Senior Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Jacques Bienaimé*	Chairman of the Board of Directors,
Jean-Jacques Bienaimé	President & Chief Executive Officer (Principal Executive Officer)	May 29, 2002

/s/ Stephen G. Dance	Senior Vice President, Finance	May 29, 2002
Stephen G. Dance, CPA, FCA	(Principal Financial Officer and Accounting Officer)

/s/ Fredric J. Feldman*	Director	May 29, 2002
Fredric J. Feldman, Ph.D.

/s/ Richard D. Murdock*	Director	May 29, 2002
Richard D. Murdock

/s/ Andrew J. Perlman*	Director	May 29, 2002
Andrew J. Perlman, M.D., Ph.D.

	Director	May 29, 2002
Hollings C. Renton

/s/ Nicholas J. Simon III*	Director	May 29, 2002
Nicholas J. Simon III

/s/ Vincent R. Worms*	Director	May 29, 2002
Vincent R. Worms

*By:	/s/ Stephen G. Dance
Stephen G. Dance, Attorney-in-Fact